UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2016

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02	Termination of a Material Definitive Agreement

As of December 31, 2016, Guardion Health Sciences, Inc. (the “Company”) converted into equity an aggregate of approximately $1,400,000 principal amount of outstanding indebtedness plus accrued interest held by three different persons, including its Chief Executive Officer and two 5% or greater shareholders. The transactions are as follows:

I. Edward B. Grier, III, a five percent (5%) shareholder, converted a 5% $500,000 Convertible Promissory Note dated May 1, 2015, with $41,644 of accrued interest into 1,408,854 shares of the Company’s Common Stock. The Note was convertible upon the effective date of a 1933 Act or 1934 Act registration statement into shares of Common Stock valued at $500,000 based upon a pre-money $10,000,000 valuation of the Company, or a 4.76% Equity Interest, exclusive of any additional financings.

Mr. Grier also converted four (4) promissory notes dated between November 30, 2015 and August 24, 2016 in the aggregate amount of $210,000 with $14,297 of accrued interest into 224,299 shares of Series A Convertible Preferred Stock with a face value of $1.00 per share, convertible into 373,832 shares of Common Stock at $0.60 per share, with an eight percent (8%) annual dividend, paid quarterly in Common Stock at $0.60 per share.

II. Leon S. Krajian, a five percent (5%) shareholder, converted $250,000 of principal and $33,814 of interest for a total of $283,814 into 283,816 shares of Series A Convertible Preferred Stock with a face value of $1.00 per share and convertible into 473,027 shares of Common Stock.

ACS Associates 401(k) Plan, of which Leon S. Krajian is Administrator, converted $25,000 of principal and $2,038 of interest for a total of $27,038 into 27,039 shares of Series A Convertible Preferred Stock with a face value of $1.00 per share and convertible into 45,064 shares of Common Stock.

III. Michael Favish, Chief Executive Officer and a principal shareholder of the Company, converted an aggregate of $410,959.62 of aggregate indebtedness into 684,933 shares of Common Stock at a conversion rate of $0.60 per share to be held in the name of the Michael Favish Living Trust dated January 31, 2007. The indebtedness to Mr. Favish consisted of unreimbursed expenses and compensation during the past four years.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Name

3.1(i)	Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock with Certificate of Correction

4.1	Form of Preferred Stock Purchase Agreement

4.2	Restricted Stock Purchase Agreement by and between Guardion Health Sciences, Inc. and the Michael Favish Living Trust Dated January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

/s/ Michael Favish
	By:	Name: Michael Favish
Title: Chief Executive Officer

Date: January 5, 2017

- 3 -